                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                COMBICHEM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 COMBICHEM, INC.
                              9050 Camino Santa Fe
                           San Diego, California 92121

                                  June 25, 1998



Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of CombiChem, Inc., which will be held in the Aventine #F Ballroom at the Hyatt Regency La Jolla Aventine, 3777 La Jolla Village Drive, San Diego, California on July 23, 1998 at 10:00 a.m.

        Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement which you are urged to read carefully.

        If you do not plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

        We look forward to seeing you on July 23, 1998.

                                 Sincerely,


                                 /s/ VICENTE ANIDO, JR.
                                 -----------------------------------------------
                                 Vicente Anido, Jr.
                                 President, Chief Executive Officer and Director





                             YOUR VOTE IS IMPORTANT

        In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.

                                 COMBICHEM, INC.
                              9050 Camino Santa Fe
                           San Diego, California 92121

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD

                                  July 23, 1998


        The Annual Meeting of Stockholders of CombiChem, Inc. ("CombiChem" or the "Company") will be held in the Aventine #F Ballroom at the Hyatt Regency La Jolla Aventine, 3777 La Jolla Village Drive, San Diego, California on Thursday, July 23, 1998 at 10:00 a.m. for the following purposes:

        1. To elect a Board of Directors. The Board has nominated the following persons for election at the Annual Meeting: Vicente Anido, Jr., Philippe O. Chambon, Pierre R. Lamond, Peter L. Myers, Arthur Reidel and William Scott.

        2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

        3. To transact such other business which may properly come before the Annual Meeting or any adjournment(s) thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders of record at the close of business on June 8, 1998 will be entitled to vote at the Annual Meeting and at any adjournment thereof. The transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

                               By Order of the Board of Directors


Dated:  June 25, 1998          /s/  KARIN EASTHAM
                               -------------------------------------------------
                               Karin Eastham
                               Vice President, Finance and Administration, Chief
                               Financial Officer and Assistant Secretary


ABSTENTIONS AND BROKER NONVOTES WILL BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE ANNUAL MEETING AND ABSTENTIONS WILL HAVE THE EFFECT OF NEGATIVE VOTES. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

                                 COMBICHEM, INC.
                              9050 CAMINO SANTA FE
                           SAN DIEGO, CALIFORNIA 92121

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 23, 1998

        The enclosed proxy is solicited on behalf of the Board of Directors of CombiChem, Inc., a Delaware corporation ("CombiChem" or the "Company"), for use at the annual meeting of stockholders to be held on July 23, 1998, and at any adjournment or postponement of the annual meeting (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. in the Aventine #F Ballroom at the Hyatt Regency La Jolla Aventine, 3777 La Jolla Village Drive, San Diego, California. All stockholders of record on June 8, 1998 will be entitled to notice of and to vote at the Annual Meeting. This Proxy Statement and accompanying proxy (the "Proxy") were first mailed to stockholders on or about June 25, 1998.

        The mailing address of the principal executive office of the Company is 9050 Camino Santa Fe, San Diego, California 92121.

                               PURPOSE OF MEETING

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders (collectively, the "Proposals"). Each Proposal is described in more detail in this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

VOTING

        On June 8, 1998, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 13,299,391 shares of Common Stock outstanding. Each holder of Common Stock is entitled to one vote on all matters brought before the Annual Meeting.

        Abstentions and broker nonvotes will be counted for purposes of determining whether a quorum is present at the Annual Meeting and abstentions will have the effect of negative votes.

REVOCABILITY OF PROXIES

        Any person giving a proxy has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 9050 Camino Santa Fe, San Diego, California 92121, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

        The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

        The Board of Directors of the Company is currently composed of six members. The Company's Amended and Restated Certificate of Incorporation provides that, beginning with this Annual Meeting, the Board of Directors will be classified into three classes of directors serving staggered three-year terms, with one class of directors to be elected at each subsequent annual meeting of stockholders. All of the current members of the Board of Directors have been nominated to continue to serve on the Board. Mr. Lamond and Dr. Myers have been nominated to stand for election to the Board for terms to expire at the 1999 annual meeting of stockholders or until their successors are elected and have been qualified, Drs. Chambon and Scott have been nominated to stand for election to the Board for terms to expire at the 2000 annual meeting of stockholders or until their successors are elected and have qualified, and Dr. Anido and Mr. Reidel have been nominated to stand for election to the Board for terms to expire at the 2001 annual meeting of stockholders or until their successors are elected and have qualified. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve.

VOTE REQUIRED

        The two candidates for each of the class of directors whose terms expire at the 1999 annual meeting of stockholders, the 2000 annual meeting of stockholders and the 2001 annual meeting of stockholders receiving the highest number of affirmative votes of the stockholders entitled to vote at the Annual Meeting will be elected directors of CombiChem. Unless otherwise instructed, the proxyholders will vote each returned proxy for the nominees named below for election to the class indicated below, or for as many nominees of the Board of Directors as possible, such votes to be distributed among such nominees in the manner as the proxyholders see fit.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors unanimously recommends a vote FOR the nominees listed below.

NOMINEES

        The following table sets forth information regarding the nominees.

                                       YEAR FIRST                  CLASS
                                         ELECTED                TERMINATION
                NAME                    DIRECTOR       AGE         YEAR                POSITION
                ----                    --------       ---         ----                --------
Vicente Anido, Jr., Ph.D............      1996         45          2001        President, Chief Executive
                                                                               Officer and Director

Philippe O. Chambon, M.D., Ph.D.(1).      1995         40          2000        Director

Pierre R. Lamond(1).................      1995         67          1999        Chairman of the Board and
                                                                               Director

Peter L. Myers, Ph.D................      1995         54          1999        Director

Arthur Reidel(2)....................      1997         47          2001        Director

William Scott, Ph.D.(2).............      1997         58          2000        Director

-------------------
(1)  Member of Audit Committee.
(2)  Member of Compensation Committee.

BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION TO TERMS EXPIRING IN 1999


        Pierre R. Lamond. Mr. Lamond has served as Chairman of the Board and a Director of the Company since May 1995. Mr. Lamond is a General Partner of Sequoia Capital, a venture capital limited partnership with over $500 million under management. Prior to joining Sequoia Capital in 1981, Mr. Lamond was a Vice President and Technical Director of National Semiconductor Corporation ("National Semiconductor") from 1976 to 1981. He began his career in 1957 at Transitron Corporation and joined Fairchild Semiconductor Company in 1961. In 1967, he was one of the co-founders of National Semiconductor where he managed the semiconductor division until 1974. From 1974 through 1975, he was President of Coherent, Inc., a laser company. He served as President of Advent, an early pioneer of projection television from 1975 through 1976. Mr. Lamond is Chairman of Cypress Semiconductor Corporation and Vitesse Semiconductor Corporation, Director of CKS Group, and a director of a number of private companies.

        Peter L. Myers, Ph.D. Dr. Myers has served as a Director, Vice President and Chief Scientific Officer of the Company since joining the Company in March 1995. Dr. Myers has also served as Chief Operating Officer of the Company since September 1995 and served as the acting Chief Executive Officer from September 1995 to March 1996. Prior to joining the Company, Dr. Myers served as Vice President, Drug Discovery and Development at Onyx Pharmaceuticals Inc. from November 1993 through March 1995, where he was responsible for all aspects of drug discovery and development leading to potential novel classes of anti-cancer drugs. Prior to that, Dr. Myers served as Vice President, Chemistry Research of Glaxo Inc. Research Institute from January 1991 through December 1993. Dr. Myers holds a B.S. in Chemistry and a Ph.D. in Organic Chemistry from Leeds University.

BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2000

        Philippe O. Chambon, M.D., Ph.D. Dr. Chambon has served as a Director of the Company since August 1995. Dr. Chambon is a General Partner of the Sprout Group. He joined Sprout in May 1995. From May 1993 to April 1995, Dr. Chambon served as Manager in the Healthcare Practice of The Boston Consulting Group, a leading management consulting firm. Previously, Dr. Chambon was an executive with Sandoz Pharmaceuticals Corporation, a leading pharmaceutical company, from September 1987 to April 1993. In his last capacity there, he was the Executive Director of New Product Management. He is currently a director of Transcend Therapeutics and of several private companies. Dr. Chambon received an M.D. (with honors) and Ph.D. from the University of Paris and an M.B.A. from Columbia University.

        William Scott, Ph.D. Dr. Scott has served as a Director of the Company since January 1997. Since March 1997, Dr. Scott has served as the Chief Executive Officer of Physiome Sciences, Inc. From 1983 until December 1996, Dr. Scott served in various executive positions with Bristol-Myers Squibb Pharmaceutical Research Institute and as its Senior Vice President, Drug Discovery Research since 1991. Dr. Scott received a B.S. in Chemistry from the University of Illinois and a Ph.D. in Biochemistry from the California Institute of Technology and was an NIH Postdoctoral Fellow at The Rockefeller University. Dr. Scott serves on the Board of Directors of a private company.

BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2001

        Vicente Anido, Jr., Ph.D. Dr. Anido has served as President and Chief Executive Officer and as a Director of the Company since joining the Company in March 1996. Prior to that, Dr. Anido served as President of the Americas Region at Allergan, Inc. from June 1993, where he was responsible for that company's commercial operations for North and South America with approximately $500 million in revenue. Prior to that, Dr. Anido spent almost 18 years at Marion Laboratories and Marion Merrell Dow, Inc. and served as Vice President, Business Management of its U.S. Prescription Products Division from 1991 until June 1993. Dr. Anido holds a B.S. in Pharmacy from West Virginia University, an M.S. in Pharmaceutical Sciences from West Virginia University and a Ph.D. in Pharmacy Administration from the University of Missouri, Kansas City.

        Arthur Reidel. Mr. Reidel has served as a Director of the Company since September 1997. He currently serves as President, Chief Executive Officer and Chairman of the Board of Pharsight Corporation, a privately held software corporation, a position he has held since April 1996, and as a director from April 1995. Prior to that, he was a private investor/consultant from April 1995 to March 1996. From October 1994 to March 1995, he served as Vice President, Business Development of Viewlogic Systems, Inc., a publicly held software firm. Mr. Reidel has served as a director of MacNeil Schwendler from December 1993 and as a director of Formation Systems, Inc. from 1996 to the present. Mr. Reidel has also served as President and Chief Executive Officer, Sunrise Test Systems, Inc., a privately held software firm, from December 1992 to March 1994 (Viewlogic Systems, Inc. acquired Sunrise Test Systems, Inc. in September 1994), and Vice President of Weitek Corporation from July 1991 to December 1992. Mr. Reidel received an B.S. in mathematics from Massachusetts Institute of Technology.

BOARD MEETINGS AND COMMITTEES

        The Company's Board of Directors met a total of six times and acted by unanimous written consent a total of 16 times during the year ended December 31, 1997. Each of the directors nominated for reelection attended at least 75% of the aggregate of (i) total meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

        The Company has a standing Audit Committee composed of Dr. Chambon and Mr. Lamond. The Audit Committee met one time in 1997. The Audit Committee assists in selecting the independent auditors, designating the services they are to perform and in maintaining effective communication with those auditors.

        The Company also has a standing Compensation Committee currently composed of Mr. Reidel and Dr. Scott. The Compensation Committee met one time and acted by unanimous written consent one time in 1997. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company, including salary and stock options. The Compensation Committee is also responsible for granting stock awards, stock options and stock appreciation rights and other awards to be made under the Company's existing incentive compensation plans.

        The Company does not have a standing Nominating Committee or any other committee performing similar functions, and such matters are considered at meetings of the full Board of Directors.

DIRECTOR COMPENSATION

        The Company reimburses its directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. Directors are not currently compensated for serving on the Board. Each non-employee Board member was granted an option to purchase 20,000 shares of Common Stock. Each individual not previously serving on the Board who becomes a non-employee Board member will receive a 20,000-share option grant on the date such individual joins the Board. In addition, each such non-employee Board member who continues to serve as a non-employee Board member will automatically be granted an option to purchase 5,000 shares of Common Stock at each subsequent annual meeting, provided such individual has served on the Board for at least six months. These options will have an exercise price equal to 100% of the fair market value of the Common Stock on the grant date. The shares subject to each 20,000-share automatic option grant will vest over a four-year period, with 25% of the option shares vesting upon completion of one year of Board service from the grant date and the balance of the option shares vesting in equal monthly installments over the optionee's continued period of Board service over the next three years. The shares subject to each 5,000-share annual automatic option will vest upon the optionee's completion of one year of Board service measured from the grant date.

                                   PROPOSAL 2

                                   APPROVAL OF
                        SELECTION OF INDEPENDENT AUDITORS

        The Company is asking the stockholders to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1998.

VOTE REQUIRED

        The affirmative vote of a majority of the stockholders represented and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. In the event the stockholders fail to ratify the appointment, the CombiChem Board will reconsider its selection. Even if the selection is ratified, the CombiChem Board, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the CombiChem Board believes such a change would be in CombiChem's and its stockholders' best interests.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors unanimously recommends a vote FOR the ratification and approval of the selection of Ernst & Young LLP to serve as CombiChem's independent auditors for the year ending December 31, 1998.

                             OWNERSHIP OF SECURITIES

        The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock as of May 31, 1998, by
(i) all persons who are beneficial owners of 5% or more of the Company's Common Stock, (ii) each director of the Company, (iii) each of the Company's officers named under "Executive Compensation and Other Information--Summary of Cash and Certain Other Compensation" and (iv) all directors and executive officers of the Company as a group.

                                                                        PERCENTAGE
                                                         SHARES          OF SHARES
                                                      BENEFICIALLY     BENEFICIALLY
    NAME AND ADDRESS OF BENEFICIAL OWNER(1)             OWNED(1)         OWNED(2)
    ---------------------------------------             --------         --------
Sprout Capital VII, L.P. and affiliated
  entities(3)                                           1,501,729         11.3%
        3000 Sand Hill Road
        Building 3, Suite 170
        Menlo Park, CA 94025

Sequoia Capital VI and affiliated entities(4)...        1,237,999          9.3%
        3000 Sand Hill Road
        Building 4, Suite 280
        Menlo Park, CA 94025

Elan International Services Ltd.................        1,250,000          9.4%
        102 St. James Court
        Flatts
        Smiths, FL04
        Bermuda

Brinson MAP Venture Capital Fund III and
  affiliated entities(5)........................          956,453          7.2%
        209 S. LaSalle Street
        Chicago, IL 60604-1295

Sorrento Growth Partners I, L.P. and affiliated
  entities(6)...................................          750,867          5.6%
        4370 La Jolla Village Dr., Suite 1040
        San Diego, CA 92122

Pierre R. Lamond(4)(7)..........................        1,257,999          9.4%

Vicente Anido, Jr., Ph.D.(8)....................          580,418          4.3%

Peter L. Myers, Ph.D.(9)........................          272,501          2.0%

Philippe O. Chambon, M.D., Ph.D.(3)(10).........        1,521,729         11.4%

Arthur Reidel(11)...............................           20,000           *

William Scott, Ph.D.(12)........................           20,000           *

Lee R. McCracken(13)............................           93,750           *

John Saunders, Ph.D.(14)........................           88,017           *

Steven L. Teig(15)..............................          268,501          2.0%

All directors and executive officers as a
  group (10 persons)(16)........................        4,214,790         31.0%

-------------------
* Represents beneficial ownership of less than one percent of the outstanding shares of the Company's Common Stock.

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Share ownership in each case includes shares issuable upon exercise of certain outstanding options as described in the footnotes below. The address for those individuals for which an address is not otherwise indicated is:
        9050 Camino Santa Fe, San Diego, CA 92121.

(2)     Percentage of ownership is calculated pursuant to Commission Rule
        13d-3(d)(1).

(3) Includes 1,386,331 shares purchased by Sprout Capital VII, L.P., which are held in a voting trust of which First Union Trust Company, National Association ("First Union"), is the voting trustee. First Union has sole voting power of these shares. The address for First Union is One Rodney Square, 920 King Street, Wilmington, Delaware 19801. Also includes 115,398 shares purchased by DLJ Capital Corporation. DLJ Capital Corporation is the managing general partner of Sprout Capital VII, L.P. Dr. Chambon is a Director of the Company, a general partner of Sprout Capital VII, L.P. and Divisional Vice President of DLJ Capital Corporation. Dr. Chambon disclaims beneficial ownership of the 1,386,331 shares and the 115,398 shares except to the extent of his pecuniary interest therein.

(4) Includes 1,109,962 shares held by Sequoia Capital VI, 60,988 shares held by Sequoia Technology Partners VI, 33,012 shares held by Sequoia XXIV and 15,780 shares held by Sequoia 1995, each of which is affiliated with Sequoia Partners. Sequoia Partners is the general partner of Sequoia Capital VI. Sequoia Partners has eight general partners, who are also the general partners of Sequoia Technology Partners VI. Also includes 16,613 shares, 913 shares and 731 shares held by Sequoia Capital VI, Sequoia Technology Partners VI and Sequoia XXIV, respectively, issuable upon exercise of warrants exercisable within 60 days of February 28, 1998. Mr. Lamond is a Director of the Company and a general partner of Sequoia Partners. Mr. Lamond disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(5) Includes 134,113 shares purchased by the First National Bank of Chicago as Custodian to the Brinson Trust Company as Trustee of the Brinson MAP Venture Capital Fund III and 822,340 shares purchased by The First National Bank of Chicago as Custodian to the Brinson Venture Capital Fund III, L.P.

(6) Includes 249,803 shares held by Sorrento Ventures II, L.P. and 501,064 shares held by Sorrento Growth Partners I, L.P.

(7) Includes 20,000 shares issuable upon exercise of options within 60 days of May 31, 1998.

(8) Includes 100,001 shares issuable upon exercise of options exercisable within 60 days of May 31, 1998.

(9) Includes 50,001 shares issuable upon exercise of options exercisable within 60 days of May 31, 1998.

(10) Includes 20,000 shares issuable upon exercise of options within 60 days of May 31, 1998.

(11) Includes 20,000 shares issuable upon exercise of options exercisable within 60 days of May 31, 1998.

(12) Includes 20,000 shares issuable upon exercise of options exercisable within 60 days of May 31, 1998.

(13) Includes 8,750 shares held by the Rufus L. McCracken Trust, dated 6/21/91, of which Mr. McCracken is the sole Trustee.

(14) Includes 4,192 shares issuable upon exercise of options exercisable within 60 days of May 31, 1998.

(15) Includes 80,626 shares issuable upon exercise of options exercisable within 60 days of May 31, 1998.

(16) Includes 274,820 shares issuable upon the exercise of options or warrants exercisable within 60 days of May 31, 1998.

                                   MANAGEMENT

       The executive officers and key employees of the Company as of May 31, 1998, are as follows:


NAME                                      Age      Position
----                                      ---      --------
Vicente Anido, Jr., Ph.D............      45       President, Chief Executive Officer and Director

Peter L. Myers, Ph.D................      54       Vice President, Chief Scientific Officer, Chief
                                                   Operating Officer and Director

Karin Eastham.......................      48       Vice President, Finance and Administration and
                                                   Chief Financial Officer

Klaus Gubernator, Ph.D..............      44       Vice President, Special Projects

Lee R. McCracken....................      40       Vice President, Business Development

John Saunders, Ph.D.................      50       Vice President, Medicinal Chemistry

Steven L. Teig......................      37       Vice President, Advanced Technology


        Vicente Anido, Jr., Ph.D. Dr. Anido has been nominated to serve as a director at the Company. See "Election of Directors" for a discussion of Dr. Anido's business experience.

        Peter L. Myers, Ph.D. Dr. Myers has been nominated to serve as a director of the Company. See "Election of Directors" for a discussion of Dr. Myers' business experience.

        Karin Eastham. Ms. Eastham joined the Company as Vice President, Finance and Administration and Chief Financial Officer in April 1997. Prior to joining the Company, Ms. Eastham served as Vice President, Finance and Administration and Chief Financial Officer of Cytel Corporation, a drug research and development company, from October 1992 through April 1997. Prior to that, Ms. Eastham was Vice President, Finance and Administration of Pritsker Corporation, a simulation-based computer software company, from May 1990 through October 1992. Ms. Eastham received a B.S. in Accounting and an M.B.A. from Indiana University. She is a Certified Public Accountant.

        Klaus Gubernator, Ph.D.. Dr. Gubernator joined the Company in August 1997 as Vice President, Special Projects. Prior to joining the Company, he served as Research Section Head in Pharmaceutical Research at F. Hoffmann-La Roche Ltd. in Basel, Switzerland from 1987 to 1997, contributing to cardiovascular and antibacterial projects as well as developing structure-based design and bioinformatics technologies. Dr. Gubernator received his Ph.D. degree in Chemistry from the University of Heidelberg.

        Lee R. McCracken. Mr. McCracken has served as Vice President, Business Development since joining the Company in May 1996. Prior to joining the Company, Mr. McCracken served as Vice President, Business Development at Watson Laboratories, the operating subsidiary of Watson Pharmaceuticals, from January 1996 through May 1996. Prior to that, Mr. McCracken served as Managing Director of Pacific Pharma and as Director, Business Development, for the Americas Region at Allergan, Inc. from May 1992 through December 1995. Prior to entering the pharmaceutical industry, Mr. McCracken was a venture capitalist with 3i Capital and Union Venture Corporation. Mr. McCracken received a B.S. in Marketing from Santa Clara University, an M.S. in Computer Science from the University of Dayton and an M.B.A. from The Anderson School at UCLA.

        John Saunders, Ph.D. Dr. Saunders joined the Company in October 1995 as Vice President, Medicinal Chemistry. Prior to joining the Company, Dr. Saunders served as Head of Medicinal Chemistry II from August 1989 through September 1995 and also as Head of the Antiviral Research Management Committee from July 1995 through September 1995 at Glaxo-Wellcome, plc. Dr. Saunders received a first class honors degree in Chemistry from Newcastle University in England and a Ph.D. from Cambridge University.

        Steven L. Teig. Mr. Teig has served as Vice President, Advanced Technology since February 1997 and previously served as Vice President, Design Technology from July 1995. Prior to joining the Company, Mr. Teig co-founded BioCAD Corp., a commercial developer of drug discovery software for medicinal chemists, in June 1989 and served as its Chief Technical Officer until its merger with Molecular Simulations, Inc. ("MSI"). Thereafter, Mr. Teig served as President and Chief Technical Officer of Entropix Corporation, a subsidiary of MSI, from August 1994 through July 1995. Prior to pursuing drug discovery technology, Mr. Teig co-founded Tangent Systems Corporation, a developer of integrated circuit design software, which was subsequently acquired by Cadence Design Systems, Inc. Mr. Teig holds a B.S.E. in Electrical Engineering and Computer Science from Princeton University.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

       The following table sets forth the aggregate compensation earned by the Company's President and Chief Executive Officer and each of the other four most highly compensated executive officers whose salary and bonus for 1997 exceeded $100,000 (the "Named Executive Officers") for services rendered in all capacities to the Company for the year ended December 31, 1997:

                          Summary Compensation Table(1)

                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                                ANNUAL COMPENSATION                 AWARDS
                                       ------------------------------------------------------------------------

         NAME AND                                                  OTHER          SECURITIES
         PRINCIPAL                                                ANNUAL          UNDERLYING         ALL OTHER
         POSITION             YEAR(1)  SALARY(2)   BONUS(3)    COMPENSATION     OPTIONS/SARS(#)    COMPENSATION
         --------             -------  ---------   --------    ------------     ---------------    ------------
VICENTE ANIDO, JR., PH.D.      1997     $273,593    $58,227     $      -0-           100,001             $ -0-
President, Chief Executive
Officer and Director

PETER L. MYERS, PH.D.          1997      225,582     42,297            -0-            50,001            3,855(4)
Chief Scientific Officer and
Chief Operating Officer and
Director

JOHN SAUNDERS, PH.D.           1997      153,700     26,129        15,952(5)           4,192               -0-
Vice President, Medicinal
Chemistry

LEE R. MCCRACKEN               1997      150,510     33,112        59,739(6)          12,500               -0-
Vice President, Business
Development

STEVEN L. TEIG                 1997      143,191     24,342            -0-            50,001            3,364(4)
Vice President,
Advanced Technology



--------------
(1) Pursuant to Instruction to Item 402(b) of Regulation S-K promulgated by the Securities and Exchange Commission (the "Commission"), information with respect to fiscal years prior to 1997 has not been included as the Company was not a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the information has not been previously reported to the Commission in response to a filing requirement.
(2)    Includes amounts deferred pursuant to the Company's 401(k) Plan.
(3) Includes cash payments for bonuses earned by the Named Executive Officers during the fiscal year. (4) Payments for life insurance premiums.
(5)    Amounts reimbursed for the payment of taxes.
(6)    Payments to cover relocation expenses.

       Stock Options

       The following table sets forth information concerning stock option grants made to each of the Named Executive Officers for the year ended December 31, 1997. The Company granted no stock appreciation rights ("SARs") to Named Executive Officers during 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                               Individual Grants
                              ---------------------------------------------------
                                                                                       Potential Realizable
                                                                                         Value at Assumed
                                 Number of     % of Total                                Annual Rates of Stock
                                Securities      Options       Exercise                 Price Appreciation for
                                Underlying     Granted to      Price                       Option Term(3)
                               Options/SARS   Employees in      Per      Expiration    ----------------------
Name                            Granted(1)    Fiscal Year     Share(2)      Date            5%         10%
----                           ------------  -------------    --------     ------          ----       ----
Vicente Anido, Jr., Ph.D......     100,001       13.9%         $4.00      09/16/07       $251,560   $637,503
Peter L. Myers, Ph.D..........      50,001        6.9           4.00      09/16/07        125,781    468,759
John Saunders, Ph.D...........       4,192        0.6           5.00      10/07/07         13,181     33,405
Lee R. McCracken..............      12,500        1.7           4.00      09/16/07         31,445     79,687
Steven L. Teig................      50,001        6.9           4.00      09/16/07        125,781    318,755


---------------------

(1) The grant dates for these options are as follows: September 17, 1997 for Dr. Anido's, Dr. Myers', Mr. McCracken's and Mr. Teig's options and October 8, 1997 for Dr. Saunders' option. Each option has a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee's cessation of service with the Company. Each option is immediately exercisable for all the option shares; however, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, should the optionee leave the Company prior to vesting in the shares. The shares subject to these options vest as follows: (a) for Dr. Anido's, Dr. Myers' and Mr. Teig's options, 50% upon their completion of 24 months of service measured from the grant date with the remaining 50% upon the completion of an additional 24 months of service, and (b) for all other optionees, 25% upon completion of one year of service measured from the grant date and the balance in a series of 36 successive equal monthly installments over a continued period of service thereafter. The options were granted under the 1995 Stock Option/Stock Issuance Plan and were incorporated into the 1997 Stock Incentive Plan, but continue to be governed by their existing terms.

(2) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the dates the respective options were granted as determined by the Board, considering all relevant factors. The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date or a combination of cash and shares or any other form of consideration approved by the Board. The fair market value of shares of Common Stock was determined in accordance with certain provisions of the Company's 1995 Stock Option/Stock Issuance Plan based on the closing selling price per share of Common Stock on the date in question on the Nasdaq National Market. If shares of the Common Stock are not listed or admitted to trading on any stock exchange nor traded on the Nasdaq National Market, then the fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission. The price used in this table for computing this appreciation is the exercise price of the options. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other defined level. Option Exercises and Holdings

        The following table provides information concerning option exercises during 1997 by the Named Executive Officers and the value of unexercised options held by each of the Named Executive Officers as of December 31, 1997. No SARs were exercised during 1997 or outstanding as of December 31, 1997.


               Aggregate Option Exercises in Last Fiscal Year and
                         Fiscal Year-End Option Values

                                                                     Number of Securities
                                                                           Underlying                  Value of Unexercised
                                  Shares                            Unexercised Options at             in-the-Money Options
                                 Acquired                              December 31, 1997              at December 31, 1997(3)
                                    on             Value        -------------------------------   ------------------------------
Name                            Exercise(#)      Realized(1)    Exercisable(2)    Unexercisable   Exercisable(2)   Unexercisable
----                            -----------      -----------    --------------    -------------   --------------   -------------
Vicente Anido, Jr., Ph.D......    422,417         $ 42,242          100,001               --         $400,004         $     --
Peter L. Myers, Ph.D..........    135,000           13,500           50,001               --          200,004               --
John Saunders, Ph.D...........     83,825           12,741            4,192               --           12,576               --
Lee R. McCracken..............     12,500                0                0               --                0               --
Steven L. Teig................    111,250           11,125           50,001           30,625          200,004          241,938


---------------------

(1) "Value realized" is calculated on the basis of the fair market value of the Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2) The options are immediately exercisable, but any shares purchased thereunder will be subject to repurchase by the Company, at the original option exercise price paid per share, should the employee leave the Company prior to vesting in the shares. As of February 28, 1998, none of these shares had vested.

(3) "Value" is calculated in this table as the fair market price of the Common Stock at fiscal year-end ($8.00) less exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the year ended December 31, 1997, the Compensation Committee of the Company's Board established the levels of compensation for the Company's executive officers. The current members of the Company's Compensation Committee are Mr. Reidel and Dr. Scott. See "Certain Transactions."

EMPLOYMENT ARRANGEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

        In March 1996, the Company and Dr. Anido entered into an agreement whereby Dr. Anido is employed as President and Chief Executive Officer of the Company. Pursuant to his agreement, Dr. Anido receives an annual base salary of $260,000, which is reviewed annually by the Board of Directors, and is eligible for a bonus of up to 25% of his annual base salary to be awarded at the discretion of the Board of Directors. In the event the Company terminates Dr. Anido's employment without "cause," Dr. Anido will be entitled to receive an aggregate severance benefit of 12 months of his base salary and benefits less amounts received by Dr. Anido from other full-time employment during that period. In addition, pursuant to his employment agreement Dr. Anido received options to purchase 420,000 shares of Common Stock with an exercise price of $0.30 per share. The shares subject to the option vest over Dr. Anido's four-year period of service with the Company measured from the option grant date. Dr. Anido's employment agreement also provides Dr. Anido with a right to maintain his pro rata interest in the Company by purchasing new securities issued in a financing other than a public offering, subject to certain exceptions.

       In March 1995, the Company and Dr. Myers entered into an agreement whereby Dr. Myers is employed as Chief Scientific Officer and Chief Operating Officer of the Company. Pursuant to his agreement, Dr. Myers (i) received a signing bonus of $26,250 towards the purchase of Company stock, (ii) receives an annual base salary of $210,000, which is reviewed annually by the President and Chief Executive Officer, and (iii) is eligible for a bonus of up to 25% of his annual base salary to be awarded at the discretion of the Board of Directors. In connection with the employment agreement, Dr. Myers was provided a home loan. In the event the Company terminates Dr. Myers' employment without "cause," Dr. Myers will be entitled to receive an aggregate severance benefit of nine months of his base salary and benefits, unless he obtains full-time employment prior to the end of that period, and nine months accelerated vesting to be applied to any vesting requirements under any stock option or stock purchase agreements outstanding between Dr. Myers and the Company at the time of his termination without cause. Simultaneous with the execution of Dr. Myers' employment agreement, the Company and Dr. Myers entered into a Stock Purchase Agreement whereby Dr. Myers purchased 87,500 shares of Common Stock at $0.30 per share. Those shares vest over Dr. Myers' four-year period of service with the Company measured from the option grant date.

       In March 1997, the Company and Ms. Eastham entered into an agreement whereby she is employed as Vice President, Finance and Administration and Chief Financial Officer. Pursuant to her agreement, Ms. Eastham (i) receives an annual base salary of $186,000, which is reviewed annually by the Chief Executive Officer and Board of Directors, and (ii) is eligible for a bonus of up to 20% of her annual base salary to be awarded at the discretion of the Board of Directors. In the event the Company terminates Ms. Eastham's employment without "cause" within two years after her date of hire, Ms. Eastham will be entitled to receive an aggregate severance benefit of her base salary and benefits for six months, unless she obtains full-time employment prior to the end of that six-month period. Simultaneous with the execution of Ms. Eastham's employment agreement, the Company and Ms. Eastham entered into a Stock Option Agreement granting her an option to purchase 87,500 shares of Common Stock with an exercise price of $0.40 per share. The shares subject to the option vest over her four-year period of service with the Company measured from the grant date.

       In January 1996, the Company and Dr. Saunders entered into an agreement whereby Dr. Saunders is employed as Vice President, Medicinal Chemistry of the Company. Pursuant to his agreement, Dr. Saunders receives an annual base salary of $145,000, which is reviewed annually by the President and Chief Executive Officer, and is eligible for a bonus of up to 20% of his annual base salary to be awarded at the discretion of the Board of Directors. Simultaneous with the execution of the employment agreement, the Company and Dr. Saunders entered into a stock option agreement granting him an option to purchase 83,825 shares of the Company's common stock with an exercise price of $0.248 per share. The shares subject to that option vest over Dr. Saunders' four-year period of service with the Company measured from the option grant date.

       In May 1996, the Company and Mr. McCracken entered into an agreement whereby he is employed as Vice President, Business Development of the Company. Pursuant to his agreement, Mr. McCracken received a signing bonus of $10,000 and receives an annual base salary of $145,000, which is reviewed annually by the President and Chief Executive Officer. In addition, Mr. McCracken is eligible for a bonus of up to 20% of his annual base salary. In the event the Company terminates Mr. McCracken's employment without "cause," Mr. McCracken will be entitled to receive an aggregate severance benefit of nine months of his base salary and benefits. Simultaneous with the execution of Mr. McCracken's employment agreement, the Company and Mr. McCracken entered into a stock option agreement granting Mr. McCracken an option to purchase 72,500 shares of Common Stock with an exercise price of $0.30 per share. The shares subject to the option vest over Mr. McCracken's four-year period of service measured from the option grant date.

       In July 1995, the Company and Mr. Teig entered into an agreement whereby he is employed as Vice President of the Company. Pursuant to his agreement, Mr. Teig receives an annual base salary of $135,000, which is reviewed annually by the Board of Directors. In addition, Mr. Teig is eligible for a bonus of up to 20% of his annual base salary to be awarded at the discretion of the Board of Directors. Simultaneous with the execution of the employment agreement, the Company and Mr. Teig entered into a stock purchase agreement whereby Mr. Teig purchased 50,000 shares of Common Stock at $0.30 per share. Under such stock purchase agreement, the shares will vest, and the Company's repurchase rights will accordingly lapse over Mr. Teig's four-year period of employment measured from the date of issuance. Pursuant to his employment agreement, Mr. Teig was granted an option to purchase 61,250 shares of Company's Series J convertible preferred stock with an exercise price of $0.40 per share. Those shares vest over Mr. Teig's four-year period of service beginning on the fifth anniversary of the option grant date, with provisions for early vesting upon meeting certain milestones. All of the shares are currently vested.

       In connection with an acquisition of the Company by merger or asset sale, each outstanding option held by individuals in the Company's employ or service, including the Chief Executive Officer and the other Named Executive Officers, under the 1995 Stock Option/Stock Issuance Plan and any options granted to such individuals under the 1997 Stock Incentive Plan will automatically accelerate in full, except to the extent such options are to be assumed by the successor corporation. In addition, the Compensation Committee as Plan Administrator has provided for the accelerated vesting of the shares of Common Stock subject to outstanding options, or any unvested shares of Common Stock subject to direct issuances, in connection with the termination of employment following: (i) a merger or asset sale in which these options are assumed or the repurchase rights applicable to those shares are assigned or (ii) certain changes in control of the Company.

       Notwithstanding anything to the contrary set forth in the Company's previous filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 16 shall not be incorporated into any such filings.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The Compensation Committee presents this report regarding compensation for the Company's executive officers and the Chief Executive Officer of the Company.

       GENERAL COMPENSATION POLICY

       The Company's primary objective is to maximize the value of the Company's shares over time. Accomplishing this objective requires achieving specific Company milestones and developing and ultimately marketing superior technologies that accelerate the drug discovery process. The overall goal of the Compensation Committee is to develop compensation practices that will allow the Company to attract and retain the people needed to achieve the Company's objectives.

       The Company compensates its executive officers with a combination of salary and incentives designed to focus and balance their efforts on maximizing both the near-term and long-term financial performance of the Company. In addition, the Company's compensation structure rewards individual performance that furthers Company goals. Elements of each officer's compensation include the following:

           -   Base Salary
           -   Annual Incentives
           -   Long-term Incentives
           -   Benefits

       Each officer's compensation package is designed to provide an appropriately weighted mix of these elements which cumulatively provides a level of compensation roughly equivalent to that paid by companies of similar size and complexity in similar industries.

       BASE SALARY. Base salary and increases in base salary are determined by individual performance and the salary levels in effect for companies of similar size and complexity in similar industries. The Compensation Committee attempts to keep the base salaries of the Company's officers at a level broadly in line with the median of the salaries of officers in comparative companies. The Compensation Committee also evaluates individual experience and performance and specific issues particular to the Company, such as success in raising capital, creation of stockholder value and achievement of specific Company milestones.

       ANNUAL INCENTIVES. Annual Incentives are paid under an incentive compensation program. Bonus awards are set at a level competitive among peer group companies and early-stage high growth technology companies.

Potential cash incentive compensation paid under this plan is set as a significant percentage of each officers' base salary. All of the incentive compensation is directly tied to performance and is at risk. Each officer earns incentive compensation based upon a mix of Company performance and personal performance. Company performance is measured by achievement of specific Company milestones. Compensation for personal performance under this plan is awarded by the Compensation Committee based upon both an objective and subjective evaluation of the performance of each officer. No incentive compensation is paid for Company performance or personal performance unless specific Company and individual goals are achieved during the fiscal year. In 1997, incentive compensation earned by officers was approximately 20% of base salary.

       LONG-TERM INCENTIVES. Long-term incentive compensation in the form of stock options is expected to be the largest element of total compensation over time. Grants of stock options are designed to align the long-term interests of each officer with the long-term interests of the Company and its stockholders. Stock options provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The size of the option grant to each officer is based on the officer's current and expected future contributions to the business and vesting position. Awards of stock options are designed to have an expected aggregate exercise value over time equal to a multiple of salary which will create a significant opportunity for stock ownership, motivation to remain with the Company and incentive to increase stockholder value.

       BENEFITS. Benefits offered to the Company's officers are substantially the same as those offered to all the Company's regular employees and are consistent with industry practice.

       CEO COMPENSATION

       In setting compensation payable to the Company's Chief Executive Officer, Dr. Anido, we have sought to be competitive with companies of similar size and complexity in similar industries. Dr. Anido's incentive compensation is dependent upon the Company's performance and our evaluation of his personal contribution to the Company's performance. No incentive compensation is paid to Dr. Anido unless progress is made toward specific Company goals or these goals are achieved during the fiscal year. In 1997, incentive compensation earned by Dr. Anido was approximately 21% of base salary.

       We conclude our report with the acknowledgement that no member of the Compensation Committee is a current officer or employee of CombiChem or any of its subsidiaries.

       Submitted by the Compensation Committee of the Company's Board of Directors.


                             COMPENSATION COMMITTEE

                               ARTHUR REIDEL
                               WILLIAM SCOTT

PERFORMANCE GRAPH

       The following graph compares total stockholder returns since the Company became a reporting company under the Exchange Act to the Nasdaq Composite Index for the Nasdaq Stock Market and the Nasdaq Biotech Index. The total return for each of the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Biotech Index assumes the reinvestment of dividends, although dividends have not been declared on the Company's Common Stock. The Nasdaq Composite Index tracks the aggregate price performance of equity securities traded on the Nasdaq. The Nasdaq Biotech Index tracks approximately 25 domestic stocks in the biotechnology sector; companies comprising the Nasdaq Biotech Index are available upon written request to Investor Relations at the Company's executive offices. The stockholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future stockholder returns.






























                                                    Cumulative Total Return
                                                    -----------------------
                                                    5/08/98         6/01/98
                                                    -------         -------
COMBICHEM, INC.                                       100             102
NASDAQ BIOTECH INDEX                                  100              93
NASDAQ COMPOSITE INDEX                                100              94

                              CERTAIN TRANSACTIONS

       In June, 1997, the Company issued, in a private placement transaction, 30,625 shares of Series J Preferred Stock to Steven L. Teig at a price of $0.40 per share (as adjusted in price and number of shares to show the number of shares of Common Stock into which the Preferred Stock was automatically converted upon the completion of the Company's initial public offering of its Common Stock).

       In October 1997, the Company sold 1,000,000 shares of its Common Stock to Elan International Services Ltd. in conjunction with entering into a collaborative agreement.

       In May 1998, the Company sold 250,000 shares of its Common Stock to Elan International Services Ltd. in connection with the Company's initial public offering.

       In February 1997 as incentive for employment, and in June 1997 under an employee loan program provided for the exercise of options, the Company made loans in the amounts of $96,000 and $23,044, respectively, to Dr. Anido, the President, Chief Executive Officer and a Director of the Company, for an aggregate indebtedness as of May 31, 1998 of $119,751, which includes accrued interest. Each loan is secured by shares of Common Stock held by Dr. Anido. The loan for $96,000 is represented by a promissory note which is due and payable on the earlier of February 23, 2002 or the occurrence of certain events, such as the expiration of the 190-day period following the completion of an initial public offering. This loan bears no interest. The loan for $23,044 is represented by a promissory note which is due and payable in three annual installments and is due in full upon the third anniversary of the loan. This loan bears an interest rate of 6.14%. The aggregate indebtedness of $119,751 at May 31, 1998 represents the largest amount of indebtedness outstanding since the beginning of the last fiscal year.

       In September 1995 as incentive for employment, and in June 1997 under an employee loan program provided for the exercise of options, the Company made loans in the amounts of $150,000 and $30,375, respectively, to Dr. Myers, the Vice President, Chief Scientific Officer and a Director of the Company, for an aggregate indebtedness as of May 31, 1998 of $205,199, which includes accrued interest. Each loan is secured by shares of Common Stock held by Dr. Myers. The loan for $150,000 is represented by a promissory note which is due and payable on the earlier of September 5, 2000 or the occurrence of certain events, such as the expiration of the two-year period following the completion of an initial public offering. This loan bears an interest rate equal to the applicable minimum Federal rate on the date of the loan. The loan for $30,375 is represented by a promissory note which is due and payable in three annual installments and is due in full upon the third anniversary of the loan. This loan bears an interest rate of 6.14%. The aggregate indebtedness of $205,199 at May 31, 1998 represents the largest amount of indebtedness outstanding since the beginning of the last fiscal year.

       In August 1996 as incentive for employment, and in June 1997 under an employee loan program provided for the exercise of options, the Company made loans in the amounts of $66,125 and $15,591, respectively, to Dr. Saunders, the Vice President, Medicinal Chemistry of the Company, for an aggregate indebtedness as of May 31, 1998 of $60,195, which includes accrued interest. The loan for $66,125, which is secured by a deed of trust, is represented by a promissory note which is due and payable on the earlier of August 28, 1999 or the occurrence of certain events, such as the expiration of the 30-day period following the date Dr. Saunders ceases to be a full-time employee of the Company. This loan bears no interest. The loan for $15,591, which is secured by shares of Common Stock held by Dr. Saunders, is represented by a promissory note which is due and payable in three annual installments and is due in full upon the third anniversary of the loan. This loan bears an interest rate of 6.14%. The largest amount of indebtedness outstanding since the beginning of the last fiscal year was $81,716.

       For information regarding employment agreements with Named Executive Officers, see "Executive Compensation and Other Information."

       All of the Company's officers are employed by the Company at will. The Company has entered into indemnification agreements with each of its directors and executive officers.

       The Company expects that all future transactions between the Company and its officers, directors and principal stockholders and their affiliates will be approved in accordance with the Delaware General Corporation Law by a majority of the Board, as well as by a majority of the independent and disinterested directors of the Board, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are currently subject to the reporting requirements of Section 16(a) of the Exchange Act ("Section 16(a)") which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock, but were not subject to the reporting requirements of Section 16(a) during the fiscal year ended December 31, 1997.

                 STOCKHOLDER PROPOSALS FOR 1999 PROXY STATEMENT

       Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received no later than February 26, 1999, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                  ANNUAL REPORT

       A copy of an Annual Report of the Company for the 1997 fiscal year has been attached as an addendum to this Proxy Statement. This Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                                    FORM 10-K

       The Company was not subject to the periodic reporting requirements of
Section 13 or 15(d) of the Exchange Act, during the fiscal year ended December 31, 1997.

                                  OTHER MATTERS

       The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the stockholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interest of the Company. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.




                           By Order of the Board of Directors

                           /s/  KARIN EASTHAM
                           --------------------------------------------------
Dated:  June 25, 1998      Karin Eastham
                           Vice President, Finance and Administration, Chief
                           Financial Officer and Assistant Secretary

                                 COMBICHEM, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby appoints Vicente Anido, Jr. and Karin Eastham jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of CombiChem, Inc. to be held on Thursday, July 23, 1998, or at any postponements or adjournments thereof, as specified below, and to vote in his or her discretion on such other business as may properly come before the Annual Meeting and any adjournments thereof.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2

1.      Election of Directors:

        Nominees:     Pierre R. Lamond and Peter L. Myers will stand for
                      election to the Board for terms to expire in 1999.

                      Philippe O. Chambon and William Scott will stand for election to the Board for terms to expire in 2000.

                      Vicente Anido, Jr. and Arthur Reidel will stand for election to the Board for terms to expire in 2001.

   [ ]    Vote FOR all nominees above (except as withheld in the space below)
   [ ]    Vote WITHHELD from all nominees

        Instruction: To withhold authority to vote for any individual nominee, check the box "Vote FOR" and write the nominee's name on the line below.


--------------------------------------------------------------------------------
2.      Ratification of Accountants:

        Ratification and approval of the selection of Ernst & Young LLP as independent accountants for the fiscal year ending December 31, 1998.

        [ ]     Vote FOR          [ ]      Vote AGAINST          [ ]     ABSTAIN




                     (Please sign and date on reverse side)






        UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR ANY ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED BE CHECKED.

                                             Dated: ____________________,19_____


                                             ___________________________________
                                             Signature of Stockholder

                                             ___________________________________
                                             Printed Name of Stockholder

                                             ___________________________________
                                             Title (if appropriate)

                                             Please sign exactly as name appears
                                             hereon. If signing as attorney,
                                             executor, administrator, trustee or
                                             guardian, please give full title as
                                             such, and, if signing for a
                                             corporation, give your title. When
                                             shares are in the names of more
                                             than one person, each should sign.

                        CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING. [ ]